Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1, of our report dated June 11, 2021, except for the effects of the restatement disclosed in Note 2 as to which the date is November 24, 2021, relating to the financial statements of Union Acquisition Corp. II which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 24, 2021